EXHIBIT 3.5


                                STATE OF FLORIDA

                               DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Amendment, filed on September 30, 1997, to Articles of Incorporation for GALACTICOMM TECHNOLOGIES, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P95000091794.


                                        Given under my hand and the
                                   Great Seal of the State of Florida,
                                    at Tallahassee, the Capital, this the
                                        First day of October, 1997


[SEAL]                                  /s/ SANDRA B. MORTHAM
CR2E022(2-95)                           -----------------------
                                            Sandra B. Mortham
                                            Secretary of State


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                              ARTICLES OF AMENDMENT
                                       TO
                      ARTICLES OF INCORPORATION, AS AMENDED
                                       OF
                         GALACTICOMM TECHNOLOGIES, INC.

         Pursuant to the provisions of Section 607.1006, Florida Statutes and in order to correct certain scrivener's error to Articles of Amendment to the Articles of Incorporation previously filed on September 9, 1997, this corporation adopts the following articles of amendment to its articles of incorporation:

1.   The following articles amend the articles of incorporation:

     A) Article III of the Company's Articles of Incorporation is hereby deleted in its entirety and replaced by the following:

                           ARTICLE III - CAPITAL STOCK

          The total number of shares of capital stock which this corporation shall have the authority to issue is 21,000,000 of which (i) 20,000,000 shares shall be Common Stock, par value $0.0001 per share (the "Common Stock"), and (ii) 1,000,000 shares shall be Preferred Stock, par value $0.001 per share (the "Preferred Stock").

            The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, pursuant to the resolution or resolutions establishing the class of Preferred Stock or these Articles of Incorporation, as it may be amended from time to time.

     The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class of series of stock shall be determined in accordance with, or as set forth below.

                                 A. COMMON STOCK

         Section 1. GENERAL. Except as otherwise expressly provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

         Section 2. VOTING. Each holder of record of Common Stock shall be entitled to one non-cumulative vote for each share of Common Stock standing in his or her name on the books of this corporation.


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         Section 3. DIVIDENDS. Subject to applicable law, the holders of Common
     Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as this corporation's board of directors (the "Board of Directors") may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in such dividends.

         Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary (a "Liquidation Event") after the payment or provision for payment of all debts and liabilities of this corporation and all preferential amounts to which the holders of Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of this corporation available for distribution.

                               B. PREFERRED STOCK

         Subject to any limitations prescribed by law, the Board of Directors of this corporation or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Florida, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Article III to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of a series of Preferred Stock and any qualifications, limitations and restrictions thereof shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rates of the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of the shares of such series;


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         (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

            (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of this corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued;

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

         (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

         B) Article VII of the Company's Articles of Incorporation is hereby deleted in its entirety and replaced by the following:

                          ARTICLE VII - INDEMNIFICATION

         Section 1. LEGAL PROCEEDINGS. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation,


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     partnership, joint venture, trust or other enterprise against expenses
     (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 2. ACTIONS BY THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including any appeal thereof, if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          Section 3. EXPENSES. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or
     Section 2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          Section 4. DETERMINATION TO INDEMNIFY. Any indemnification under
     Section 1 or Section 2, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made:

          (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

          (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors


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     who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

         (c) By independent legal counsel:

         (1) Selected by the board of directors prescribed in Section 4(a) or the committee prescribed in Section 4(b) of this Article; or

         (2) If a quorum of the directors cannot be obtained for such Section 4(a) and the committee cannot be designated under such Section 4(b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

         (d) By the a majority vote of a quorum of stockholders, consisting of stockholders who were not parties to such action, suit or proceeding.

         Section 5. ADVANCE OF EXPENSES. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in Section 4 that the director, officer, employee or agent met the applicable standard of conduct set forth in Section 1 or
     Section 2 as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         Section 6. OTHER INDEMNIFICATION. The stockholders may make any other or further indemnification of any of its directors, officers, employees or agents, under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, to the greatest extent permitted under these Articles or Incorporation or permitted under Florida law, as amended from time to time.

            Section 7. CONTINUATION. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 8. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such,


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      whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

            Section 9. NOTICE TO STOCKHOLDERS. If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the stockholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time of delivery to stockholders of written notice of the next annual meeting of stockholders, unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each stockholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         C) The following Article is hereby added to the Articles of
     Incorporation:

                       ARTICLE VIII - REVERSE STOCK SPLIT

         On the effective date of this amendment to this corporation's Articles of Incorporation (the "Effective Date"), the Common Stock will be reverse split on a 4.061771824 for 1 basis, without any further action on the part of the holders thereof or this corporation. No fractional shares shall be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half shares shall be decreased to the next lower number of shares.

2.   The date of the amendments' adoption was September 8, 1997.

     3. The amendment to Article VIII of the Articles of Incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not, in and of itself and without giving effect to the amendment made hereby to Article III of the Articles of Incorporation, result in the percentage of authorized shares that remain unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.

     4. The Amendment to Article VIII applies to 15,226,214 shares of Common Stock issued and outstanding as of the date hereof. Immediately after giving effect to the amendment to Article VIII, there will be 3,748,663 shares of Common Stock issued and outstanding and, as a result of the amendment made hereby to Article III, 20,000,000 shares of Common Stock authorized.


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     5. The amendments were approved by the shareholders. The number of votes cast for the amendments were sufficient for approval.

     Signed this 29 day of September, 1997.



                                  /s/ PETER BERG
                                  -----------------------------
                                  By: Peter Berg, Chief Executive Officer